Retainer & Fee Agreement

This Agreement, dated May 18, 2011 between Royal Quantum Group, Inc. (OTC: RYQG), whose address is:  Suite #145, 251 Midpark Blvd, SE, Calgary, ALB T2X 1S3, Canada   (hereinafter referred to as the “Company”); and Knightsbridge Law Co Ltd, headquartered in Bangkok, Thailand, whose address is: Suite 6, 5th Floor, M. Thai Tower, 87 Wireless Rd, Phatumwan Bangkok 10330 (Hereinafter referred to as the “Consultant”).

1. Appointment.

The Company hereby authorizes Consultant, on a non-exclusive basis, to perform consulting services, identify investors, underwriters, joint venturers, mergers, lenders and/or guarantors (collectively "Investors") interested in providing Financing (as defined below) for the Company on terms acceptable to the Company.

It is agreed that the Consultant shall have no continuing role or part of the negotiations or relationship between any Investors that the Consultant identifies to the Company and that Consultant is not now, nor shall it ever be, an agent of the Company. Consultant specifically warrants and represents that he shall not represent himself as an agent of the Company and agrees to indemnify the Company for any liability, fees (including attorney’s fees), costs or expenses, or settlements which the Company incurs as a result of any representation to third-parties by the Consultant.

It is understood that Consultant is acting as a Consultant only, is not a licensed securities or real estate broker or dealer, and shall have no authority to enter into any commitments on the Company's behalf, or to negotiate the terms of Financing, or to hold any funds or securities in connection with Financing or to perform any act which would require Consultant to become licensed as a securities or real estate broker or dealer.

The Company may accept or reject, in its sole and absolute discretion, any Financing, investor, underwriter, joint venturer, merger, lender and/or guarantor proposed or introduced or identified to the Company by Consultant.

2. Compensation.

“Financing”, as used herein, shall mean all amounts furnished to or for the use of the Company with Investors directed or introduced by, or through the efforts of, Consultant after the date of this Agreement, whether by investment in equity or debt securities of the Company, loans, loan commitments, guarantees of indebtedness, leasing, sale and leaseback, joint ventures, product/service sales, mergers, acquisitions, or licensing.

3. Fees.

1.
The Company will issue to the Consultant as an upfront, one-time fee for the above services a total of 4.9 % of the issued Company stock as of May 9, 2011 specifically 2,458,934 Shares. The shares will be issued in accordance with the United States Securities and Exchange Regulations Rule 144 and will be issued with any applicable restrictive legend.

2.
If Financing is consummated by any Investor directed or introduced by Consultant to the Company or through the efforts of Consultant within the terms of this Agreement or any date after the terms of this agreement, then Consultant shall be entitled to a cash payment of 18 % of any funds raised.

Suite 6 , 5th Floor M. Thai Tower, All Seasons Place, 87 Wireless Road. Phatumwan, Bangkok 10330
www.knightsbridgelaw.com

Exhibit 10.1 - Page - 1

4. Termination.

This Agreement may be terminated upon 30 days written notice by either party by written notice to the other, but such termination shall not affect the obligation of the Company to pay the Consultant's fee detailed in section 3 for any amount of Financing accepted for a period of two years from the date herein, with any investor directed or introduced by Consultant to the Company or through the efforts of Consultant prior to such termination.

5. Non-Circumvention/Confidentiality.

The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or prevent, directly or indirectly, the intent of this Agreement. The Company agrees not to accept any business opportunity from any third party to whom Consultant introduces to the Company without the consent of Consultant, unless for each business opportunity accepted by the Company from a third party introduced by the Consultant, the Company and Consultant mutually agree on a compensation structure for Consultant.

During the Term, the Company may supply to Consultant certain nonpublic or proprietary information concerning the Company. Consultant agrees that any such information provided by Company pursuant to this Agreement will be used solely as provided by the terms and conditions of this Agreement or any subsequent agreement entered between the Company and Consultant. Further, in connection with this Agreement it is contemplated that the Company may supply to Consultant certain confidential and proprietary information that is intended solely for the information and assistance of Consultant in the performance of its obligations under this Agreement and not to be otherwise disclosed ("Confidential Information"). Consultant agrees to treat all Confidential Information as confidential and not to use, circulate, quote or otherwise disclose, or refer to the Confidential Information without the prior written consent of the Company, such consent not to be unreasonably withheld. The foregoing shall not apply to any Confidential Information which becomes publicly available other than as a result of the breach of Consultant's undertakings hereunder, or that Consultant is required to disclose by judicial or administrative process in connection with any action, suit, proceeding or claim; provided, however, that Consultant first provides the Company sufficient time in which to seek a protective order or other such relief prior to dissemination.

6. Indemnification.

The Company agrees to indemnify and hold harmless the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant may become subject to, because of the actions of the  Company or its agents. Likewise, the Consultant agrees to indemnify and hold harmless the Company against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Company may become subject to, because of the actions of the Consultant or its agents. The Consultant is willing and capable of providing services on a “Best Efforts” basis. Payment by the Company to the Consultant is irrevocable and irreversible.

7. Complete Understanding.

This Agreement and the Purchase Agreement constitute the entire agreement and understanding between the parties and supersedes all prior agreements and understanding, both written and oral, between the parties hereto with respect to the subject matter.

Suite 6 , 5th Floor M. Thai Tower, All Seasons Place, 87 Wireless Road. Phatumwan, Bangkok 10330
www.knightsbridgelaw.com

Exhibit 10.1 - Page - 2

8. Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither Consultant nor Company may assign their rights or delegate their obligations under this Agreement without the prior written consent of the other.

9. Modification and Waiver.

None of the terms or conditions of this Agreement may be waived except in writing by the party which is entitled to the benefits thereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Consultant and Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.

10. Invalid Provisions.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

11. Entire Agreement.

This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supercedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter.

If the foregoing correctly sets forth our Agreement, please sign and return the enclosed copy of this letter. The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives and intend to be legally bound.

12. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes to be an original but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the company and the Consultant have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.

Consultant: Knightsbridge Law Co, LTD.                                                                                                Company:  Royal Quantum Group, Inc.

 By:__/s/ Shayne Heffernan____________                                                                                                By: _/s/ Ron Ruskowsky_______________

Name:  Shayne Heffernan____________                                                                                                Name:  Ron Ruskowsky_______________

Title:  CEO________________________                                                                                                Title:  President_____________________

Suite 6 , 5th Floor M. Thai Tower, All Seasons Place, 87 Wireless Road. Phatumwan, Bangkok 10330
www.knightsbridgelaw.com

Exhibit 10.1 - Page - 3